EXHIBIT 23.13

                                    CONSENT

     In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned consents to being named in this Registration Statement on Form S-4 as a person who is about to become a director of Pinnacle Global Group, Inc.

October 5, 1998

                                               /s/  TITUS H. HARRIS, JR.
                                                    Titus H. Harris, Jr.